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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   PEARSON PLC
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             (Exact Name of Registrant as Specified in Its Charter)


                England                                   N/A
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  (State of Incorporation or Organization)           (IRS Employer
                                                      Identification no.)

3 Burlington Gardens, London W1X 1LE, England          N/A
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  (Address of principal executive offices)            (Zip Code)

         If this form relates to the      If this form relates to the
         registration of a class of          registration of a class of debt
         debt securities and is              securities and is to become
         effective upon filing               effective simultaneously with the
         pursuant to General                 effectiveness of a concurrent
         Instruction A(c)(1) please          registration statement under the
         check the following box.            Securities Act of 1933 pursuant
                / /                          to General Instruction A(c)(2)
                                             please check the following box. / /

     Securities Act Registration Statement file to which this form relates:

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
         -------------------                     -------------------------------
      American Depositary Receipts                    New York Stock Exchange

      Ordinary Shares,
      par value 25 pence                              New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         American Depositary Shares

         American Depositary Shares (the "ADSs") of Pearson plc (the "Registrant") are represented by American Depositary Receipts (the "ADRs") each of which represent the right to receive one Ordinary Share, nominal value 25 pence of Pearson plc (the "Registrant"). A description of the ADSs is set forth (i) under the caption "Description of American Depositary Shares" contained in the Registrant's Registration Statement on Form F-1 (Registration No. 333-43198) as filed with the Securities and Exchange Commission on August 7, 2000 (the "Registration Statement") and (ii) and in the Amended Deposit Agreement with The Bank of New York filed as Exhibit 4.2 to the Registration Statement and is hereby incorporated by reference in response to this item.

         Ordinary Shares

         A description of the Registrant's Ordinary Shares, par value 25 pence, is set forth (i) under the capiton "Description of Share Capital" contained in the Registration Statement and (ii) in the Memorandum and Articles of Association of the Registrant filed as Exhibits 3.1 and
         3.2 to the Registration Statement and is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS

         The following documents are being filed as exhibits to the Registration
Statement:

Exhibit
Number         Description
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    1          Registrant's Registration Statement on Form F-1 (Registration
               No. 333-43198)

    2 Memorandum of Association of Pearson plc (incorporated by reference to Exhibit 3.1 to the Registration Statement)

    3 Articles of Association of Pearson plc (incorporated by reference to Exhibit 3.2 to the Registration Statement)

    4          Amended Deposit Agreement (incorporated by reference to
               Exhibit 4.2 to the Registration Statement)

    5 Specimen ADR (incorporated by reference to Exhibit 4.2 to the Registration Statement)

    6 Specimen Ordinary Share, par value 25 pence (incorporated by reference to Exhibit 4.1 to the Registration Statement)


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   PEARSON PLC


Date: August 8, 2000              By: /s/ Gary Rinck
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